                                                                   EXHIBIT 10.24


                    Employment Agreement for Stuart Gulland

     This Employment Agreement (this "Agreement") is made and entered as of the 1st day of January, 1999, ("Effective Date") by and between Center Trust, Inc. and CT Operating Partnership, L.P. (collectively the "Company"), and Stuart Gulland ("Executive").

     The Company and Executive previously entered into that certain employment agreement dated as of March 1, 1998 (the "Prior Agreement"). The parties agree that the Prior Agreement is terminated as of the Effective Date.

     1.  Positions and Duties.  The Company hereby employs Executive as the
         --------------------
Senior Vice President and Chief Financial Officer during the "Term of Employment" (as hereinafter defined) of this Agreement, with powers and duties consistent with such position and such additional or different duties as may be required by the President and/or the Board of Directors (the "Board") of Center Trust, Inc., ("Duties"). The Duties shall be generally performed at the offices of the Company where located from time to time. In addition, the Duties may be performed by Executive from time to time on a temporary travel basis at such other locations as Company shall reasonably request consistent with its reasonable business needs. Executive shall report to the President of the Company and to the Board. Executive shall be employed full time and shall devote such time, attention and energies to the business of the Company as are reasonably necessary to satisfy Executive's responsibilities and duties hereunder. Executive shall use his good faith best efforts to promote the Company's products and services.

     2.  Term.  The term of this Agreement will commence on the Effective
         ----
Date and shall continue until December 31, 2000 (the "Initial Term") unless earlier terminated as provided in Section 9. At the expiration of each year of the Initial Term and each anniversary thereafter, the term of this Agreement shall automatically be extended for an additional one year (the "Extension Term") unless either party shall have given written notice to the other party at least sixty (60) days prior to the end of the Initial Term or the Extension Term, as the case may be, that it does not desire to extend the term of this Agreement. During any Extension Term, this Agreement may be earlier terminated as provided in Section 9. References herein to either the "Term" or the "Term of Employment" of this Agreement shall refer to both such Initial Term and any Extension Term.

     3.  Salary.  Commencing on the Effective Date, and for the duration of
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the Term of Employment, the Company shall pay to Executive a fixed annual salary in the amount of Two Hundred Thirty Thousand Dollars ($230,000) per year, payable in equal installments, no less frequently than monthly, in accordance with the Company's prevailing payroll policy (the "Fixed Annual Salary"). The Fixed Annual Salary of Executive shall be reviewed on an annual basis and may be increased, if appropriate, on an annual basis.

     In addition to the Fixed Annual Salary, Executive may be eligible for a bonus (the "Bonus"), at the sole discretion of the President and the Board or any compensation or similar committee thereof. (The maximum Bonus potential for
Executive shall be 75% of Executive's fixed annual salary).   The amount of
Bonus for the calendar year ended December 31, 1999 paid to Executive shall be based on several factors at the discretion of the Company which shall include the substantial achievement of the goals (e.g. completion of the recapitalization program, achieving stated FFO targets, etc.) set forth in that certain Business Plan dated as of July 9, 1999 and may include such other factors related to Executive's performance and that of the Company and the Board deems appropriate. For the years after 1999 the Company may pay Executive a Bonus in an amount to be determined by the Company in its sole discretion.

     Any Bonus, to the extent awarded by the Company at the end of each fiscal year, shall be earned and paid on an annual basis in accordance with Company practice.

     4.  Expenses.  In accordance with Company policies, the Company will
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promptly reimburse Executive for all reasonable travel and other business expenses paid or incurred by Executive in the performance of his duties hereunder. The Company shall promptly reimburse the Executive for all reasonable expenses incurred by the Executive with respect to professional memberships and continuing education upon evidence of receipt in accordance with Company policies.

     5.  Incentive Compensation. As a further inducement to Executive, the
         ----------------------
Company has concurrently herewith entered into a Restricted Stock Agreement with Executive whereby it grants Executive One Hundred Thousand (100,000) shares of Restricted Stock of the Company (as defined in the Restricted Stock Agreement) (the "Incentive Stock"), subject to certain vesting requirements.
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

     The vesting requirement is that at the end of each calendar year, upon the date that the Board of Directors determines the Bonus as set forth in paragraph 3 above, the Board shall make a determination as to the success of Executive in reaching corporate goals and based upon such determination the Board in its sole discretion shall approve the vesting of up to one-third of the Incentive Stock as it deems appropriate ("Performance Vesting Component").
                                         ----------- -----------------

     Notwithstanding anything to the contrary contained in this Agreement, regardless of the failure of Executive to satisfy the Performance Vesting Component, one hundred percent (100%) of the Incentive Stock shall be fully vested on the last day of the seventh year subsequent to the Effective Date provided that the Executive is employed by the Company on such date.

     Dividends on the vested and unvested Incentive Stock shall be paid to Executive on that date when dividends are paid to shareholders.

     The Company and Executive agree that in consideration of entering into this Agreement, the 100,000 stock options issued to Executive pursuant to the Prior Agreement are hereby cancelled and of no further force or effect.

     6.  Executive Benefits.  During the Term of Employment, Executive
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shall be entitled to the following benefits (collectively, the "Executive
Benefits"):
         (a) Executive shall be entitled to vacation benefits in accordance with the Company's normal vacation policies but in no event less than a paid vacation of four (4) weeks each year. Such vacation shall be taken at such time or times during the applicable year as may be determined by Executive subject to the Company's reasonable business needs.
         (b) Executive and his eligible dependents shall be included in group hospital, surgical, medical and dental benefit plans of the Company in accordance with Company policies.
         (c) Except as otherwise provided herein, Executive shall be entitled to participate in any profit-sharing, stock option, pension, 401(k) plans, or other plans, benefits or policies generally available to other currently existing officers of the Company on the terms generally applicable to such officers, if and to the extent that Executive is eligible to participate in accordance with the provisions of any such plans or benefits; provided, however, that any such benefits or plans are not duplicative of those provided in this
Section 6. Nothing in this Section 6(c) is intended or shall be construed to require the Company to institute any plan or benefits, or to maintain or refrain from amending or terminating any such existing plan or benefits.

     7.  Reserved.

     8.  Reserved.

     9.  Termination.
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         (a)     The Company shall have the unilateral right, at its election and in its sole discretion, to terminate Executive's employment at any time during the Term of Employment so long as "good cause" (defined below) exists. Should the Company terminate the Term of Employment in accordance with the "good cause" provisions of this Section 9(a), notwithstanding anything herein to the contrary, the Company shall pay to Executive only his Fixed Annual Salary through the date of termination, any bonus which Executive has been awarded as of the date of termination but which has not yet been paid to him and any other vested benefits or rights. All other benefits provided for in this Agreement and compensation payable under this Agreement shall cease on such date of termination of employment except to the extent accrued as of such date. For purposes of this Agreement, the Company shall have "good cause" to terminate the Executive's employment hereunder upon a finding by the President of the Company or the Board that the Executive has (1) engaged in acts or omissions with respect to the Company which constitute intentional misconduct or a knowing violation of law; (2) personally received a benefit in money, property or services from the Company or from another person dealing with the Company (in excess of de minimis amounts) in violation of applicable law; (3) breached his confidentiality covenant with the Company; (4) breached his fiduciary duty of loyalty to the Company under applicable law; (5) engaged in gross negligence in the performance of his duties to the Company; (6) failed to satisfactorily perform services for the Company which have been reasonably requested of him by the Board or the President of the Company and which are consistent with the terms of the Agreement; or (7) failed to achieve the performance goals reasonably set forth for Executive from time to time; provided, however, that
                                                      --------  -------
"good cause" shall not exist with respect to items (5), (6) and (7) unless and until the Company provides the Executive with (a) at least fifteen (15) days prior written notice of its intention to terminate his employment for good cause, and (b) a reasonable opportunity and a reasonable period of time to cure any curable acts or omissions on which the finding of good cause is based. If the Executive cures the acts or omissions on which the finding of good cause is based during the fifteen (15) day period, the Company shall not have good cause to terminate the Executive's employment hereunder. Notwithstanding the forgoing, no notice prior to "good cause" termination shall be required from the Company to the Executive with respect to items (1) through (4).
         (b) Notwithstanding anything to the contrary contained in this Agreement, including Section 2, Executive's employment with the Company may be terminated by the Company at any time, for any reason, with or without cause, without liability except with respect to the payments provided for by this
Section 9(b). Accordingly, the Company shall have the right, at its election, to shorten the Term of Employment without "good cause," cause of any kind, or for any reason or no reason whatsoever, by giving Executive at least thirty (30) days written notice of its intention to shorten the Term of Employment in which event the Company shall pay to Executive, in cash, not later than the effective date of such termination, a sum equal to 24 months of Executive's Fixed Annual Salary and two years of Bonus payments (deemed for this purpose to be two times the prior year's bonus), less withholding for applicable taxes. In addition, the Incentive Stock granted pursuant to Section 5 above shall immediately and fully vest as follows: In the event that Executive's employment is terminated under the provisions of this Section prior to the last day of the first year subsequent to the Effective Date, 100% of the Incentive Stock shall fully vest without condition; during the second calendar year subsequent to the Effective Date, two-thirds of the Incentive Stock shall immediately vest without condition; and during the third calendar year subsequent to the Effective Date, one-third of the Incentive Stock shall immediately and fully vest without condition; after the last day of the third calendar year there shall be no vesting of the Incentive Stock. In the event that the Executive's employment is terminated after the completion of a calendar year but before the Board has determined the appropriate vesting of the Incentive Shares pursuant to the Performance Vesting Component set forth above, the Executive shall immediately vest in one-third of the Incentive Stock representing the Performance Vesting
for the prior calendar year.   Further, any options granted prior to or
subsequent to the Effective Date and any restricted stock other than the Incentive Stock held by the Executive shall immediately and fully vest without condition. All other benefits provided for in this Agreement and compensation payable in this Agreement shall cease on such date of termination of employment except to the extent accrued as of such date.
         (c) Notwithstanding anything to the contrary contained in this Agreement, including Section 2, Executive shall have the right, at his election, to terminate the Term of Employment in the event of the "Company's Material Breach," which shall consist of the Company's failure or refusal to comply with a material term of this Agreement. The Company and Executive hereby agree that the following shall constitute a "failure or refusal to comply with a material term of this Agreement": the Company's failure or refusal to comply with the provisions of Sections 3, 4, 5, or 6 hereof unless such failure or refusal to comply arises out of a bona fide dispute. In order to terminate the Term of Employment, Executive shall be required to give written notice specifying the claimed breach and the Company shall have failed to correct the claimed breach, if such breach is curable, or alter the objectionable pattern of conduct specified in the applicable written notice, thirty (30) days (ten (10) days in the case of a breach based upon non-payment of compensation due under this Agreement) after the receipt of the applicable notice. Executive shall also have the right to terminate the Term of Employment in the event of (i) any removal of Executive from the office of Senior Vice President and Chief Financial Officer without good cause (as defined in Section 9(a)) and without

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Executive's prior written consent, or (ii) any material decrease in Executive's authority or responsibilities as Senior Vice President and Chief Financial Officer without Executive's prior written consent, or (iii) a "Change of Control" (as defined below). Should Executive terminate the Term of Employment in accordance with the provisions of this Section 9(c), the Company shall pay to Executive, in cash, not later than the effective date of such termination, a sum equivalent to 24 months of the Executive's Fixed Annual Salary and two years of Bonus payments (deemed for this purpose to be two times the prior year's bonus). In addition, the Incentive Stock granted pursuant to Section 5 above shall immediately and fully vest as follows: In the event that Executive's employment is terminated under the provisions of this Section prior to the last day of the first year subsequent to the Effective Date, 100% of the Incentive Stock shall fully vest without condition; during the second calendar year subsequent to the Effective Date, two-thirds of the Incentive Stock shall immediately vest without condition; and during the third calendar year subsequent to the Effective Date, one-third of the Incentive Stock shall immediately and fully vest without condition; after the last day of the third calendar year there shall be no vesting of the Incentive Stock. In the event that the Executive's employment is terminated after the completion of a calendar year but before the Board has determined the appropriate vesting of the Incentive Shares pursuant to the Performance Vesting Component set forth above, the Executive shall immediately vest in one-third of the Incentive Stock representing the
Performance Component for the prior calendar year.   Further, any options
granted prior to or subsequent to the Effective Date, as well as any restricted stock other than the Incentive Stock held by Executive, shall immediately and fully vest without condition. All other benefits provided for in this Agreement and compensation payable under this Agreement shall cease on such date of termination of employment except to the extent accrued as of such date. In the event the Company elects to not renew this Agreement as specified in Section 2 above and Executive elects to terminate his employment with the Company within 60 days of receipt of such notice of nonrenewal, such termination shall be deemed to be a termination pursuant to this subparagraph (c) and Executive shall be entitled to the severance benefits set forth in this subparagraph (c).

     "Change of Control" shall mean an event whereby Executive does not remain as an executive officer of the Company and associated therewith: (1) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934, as amended, (the "Exchange Act")) other than Prometheus Western Retail, LLC or LF Strategic Realty Investors LP. or their affiliates (collective, "Lazard Entities") or any employee benefit plan maintained by the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a person has the right to acquire, whether such right is exercisable immediately or only upon the passage of time), directly or indirectly, of more than 40% of the total voting power of the voting stock of the Company; (2) the Company consolidates with or merges with or into another corporation or sells, assigns, conveys, transfers, leases or otherwise disposes of all substantially all of its assets to any person, or any corporation consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding voting stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transactions where (A) the outstanding voting stock of the Company is changed into or exchanged for (x) voting stock of the surviving or transferee corporation or (y) cash, securities (whether or not including voting stock) or other property, and (B) the holders of the voting stock of the Company immediately prior to such transaction own, directly or indirectly, not less than 60% of the voting power of the voting stock of the surviving corporation immediately after such transaction; or (3) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of the Company (which individuals shall be deemed to include any "new" directors whose election or appointment by such Board or whose nomination for election by the stockholders of the Company was approved by a vote of at least 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election, appointment or nomination was previously so approved) ceased for any reason to constitute a majority of the Board of the Company then in office; or (4) the Company is liquidated or dissolved or adopts a plan of liquidation.
         (d) Notwithstanding anything to the contrary contained in this Agreement, including Section 2, Executive shall have the right, at his election, to shorten the Term of Employment for any or no reason, other than due to Company's Material Breach, by giving the Company at least sixty (60) days written notice of his intention to terminate the Term of Employment. Should Executive terminate the Term of Employment in accordance with the provisions of this Section 9(d), the Company shall pay to Executive only his Fixed Annual Salary through the date of termination and any bonus which Executive has been awarded as of the date of termination but which has not yet been paid to him. All other benefits provided for in this Agreement and compensation payable under this Agreement shall cease on such date of termination of employment except to the extent accrued as of such date.
         (e) Notwithstanding anything to the contrary contained in this Agreement, including Section 2, the Term of Employment shall terminate automatically upon Executive's death or upon Executive's physical or mental disability or infirmity, which in the opinion of a competent physician selected by the Company, renders the Executive unable to perform the essential functions of his position under this Agreement for more than 90 days in any 180 day period. Upon the termination of

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

the Term of Employment in accordance with the provisions of this Section 9(e), the Company shall pay to Executive (or, in the event of his death, his designated beneficiary or estate) only his Fixed Annual Salary through the date of termination and any bonus which Executive has been awarded as of the date of termination but which has not yet been paid to him. All other benefits provided for in this Agreement and compensation payable under this Agreement shall cease on such date of termination of employment except to the extent accrued as of such date.
         (f) Executive hereby acknowledges and agrees that all personal property and equipment furnished to or prepared by Executive in the course of or incident to his employment by the Company belongs to the Company and shall be promptly returned to the Company immediately upon the termination of this Agreement. Upon the termination of Executive's employment under any subsection of this Section 9, Executive shall be deemed to have resigned from all offices and directorships then held with the Company or any affiliate, effective the date of his termination.

     10. Mitigation.  The Company and Executive agree that Executive shall
         ----------
have no duty of mitigation. Accordingly, the parties agree that any compensation earned by Executive after the date of his termination of employment hereunder shall not be used to offset any severance or other benefits payable pursuant to Section 9.

     11. Confidential and Proprietary Information.
         ----------------------------------------

         Executive acknowledges that during the course of his employment hereunder, he has been given and will have access to and be exposed to trade secrets and confidential information in written, oral, electronic and other form regarding the Company and its business, products and employees, including, without limitation, leasing plans; development plans; acquisition strategies; underwriting process; advertising and sales materials; research, and related materials; vendor and industry information; practices, processes, techniques, methods, and know-how; the identities of the Company's tenants, customers and potential customers (hereinafter referred to collectively as "Customers"); and the Company's business methods, practices, strategies, forecasts, pricing and marketing techniques. Executive expressly agrees to use such information only for purposes of carrying out his duties for the Company and not for any other purpose. Except as required by law, Executive will not otherwise disclose such information, directly or indirectly, to any third party or entity.

         All trade secrets, reports, manuals, and other ideas and materials developed by Executive during the period of his employment, either solely or in collaboration with others, which relate to the actual or anticipated business of the Company, which result from or are suggested by any work Executive may do for the Company, (collectively, the "Developments") shall be the sole and exclusive property of the Company. Executive agrees to assign to the Company his entire right and interest in any such Development, and will execute any documents in connection therewith that the Company may reasonably request.

         Executive acknowledges that the provisions of this Section 11 are reasonable and necessary to protect the legitimate interests of the Company, and any violation of this Section 11 will result in irreparable injury to the Company, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such violation would not be reasonable or adequate compensation the Company for such a violation. Accordingly, Executive agrees that if he violates the provisions of this Section 11, in addition to any other remedy which may be available at law or in equity, the Company shall be entitled to specific performance and injunctive relief, without posting bond or other security, and without the necessity of proving actual damages.

     12. Non-Solicitation.  During the term of this Agreement, Executive
         ----------------
shall not divert or subvert any Company opportunity for continued existing business or prospective business to his own benefit or for the benefit of any third parties, nor shall Executive induce or attempt to induce any Customer to reduce its business with the Company. Additionally, during the term of this Agreement and for one (1) year after its termination, Executive shall not, directly or indirectly, either of himself or for any other person, firm, company or corporation, call upon, solicit, divert, take away or accept business from, or attempt to solicit, divert, take away or accept business from any of the Customers of the Company upon whom he called or whom he solicited or to whom he catered or with whom he became acquainted after entering the employ of the Company. Executive further acknowledges that, during the term of this Agreement and for one (1) year after its termination, he shall not, directly or indirectly, offer employment to, seek to hire, induce, solicit, encourage, or attempt to induce any professional employee of the Company to seek or accept employment with any other person or entity. Executive acknowledges that even an unsuccessful solicitation of the Company's employees will negatively impact the morale, commitment and performance of the employees in question, and that any such solicitation may cause substantial financial loss to the Company.

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

     Executive acknowledges that the provisions of this Section 12 are reasonable and necessary to protect the legitimate interests of the Company, and any violation of this Section 12 will result in irreparable injury to the Company, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such violation would not be reasonable or adequate compensation the Company for such a violation. Accordingly, Executive agrees that if he violates the provisions of this Section 12, in addition to any other remedy which may be available at law or in equity, the Company shall be entitled to specific performance and injunctive relief, without posting bond or other security, and without the necessity of proving actual damages.

     13. Reserved

     14. Disputes.  Except as set forth in Sections 11 and 12 herein, any
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and all disputes, grievances, demands, causes of action or controversies whatsoever (including but not limited to tort and contract claims, and claims upon any law, statute, order or regulation) (hereinafter "Claims"), arising under, out of, in connection with or in relation to (i) Executive's employment with the Company; (ii) questions of arbitrability under this Agreement; (iii) any relationship between Executive and the Company before, at the time of entering, during the term of, upon or after expiration or determination of this Agreement; or (iv) the performance, interpretation and breach of this Agreement, shall, upon written demand of either party to this Agreement, be finally determined and settled by arbitration in Los Angeles, California, in accordance with the then existing JAMS/Endispute Arbitration Rules and Procedures for Employment Disputes, and judgment upon the award may be entered in any court having jurisdiction thereof. The prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in the arbitration, in addition to any other relief, including equitable and injunctive relief, that may be granted. This dispute resolution process shall survive the termination of Executive's employment.

     15. Binding on Successors.  This Agreement shall be binding upon and
         ---------------------
inure to the benefit of the Company, the Executive and their respective successors, assigns, personal and legal representatives, executors, administrators, heirs, distributees, devisees, and legatees, as applicable.

     16. Governing Law.  This Agreement is being made and executed in and is
         -------------
intended to be performed in the State of California and shall be governed, construed, interpreted and enforced in accordance with the substantive laws of the State of California, without regard to the conflict of laws principles thereof.

     17. Validity.  The invalidity or unenforceability of any provision or
         --------
provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     18. Notices.  Any notice, request, claim, demand, document and other
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communication hereunder to any party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by telex, telecopy, or certified or registered mail, postage prepaid, as follows:

         (a) If to the Company, addressed to its principal offices to the attention of President, at 3500 Sepulveda Blvd., Manhattan Beach, California 90266;

         (b) If to the Executive, to him at the address set forth below under this signature; or at any other address as any party shall have specified by notice in writing to the other parties.

     19. Entire Agreement.  As of the Effective Date, the terms of this
         ----------------
Agreement are intended by the parties to be the final expression of their agreement with respect to the employment of the Executive by the Company and may not be contradicted by evidence of any prior or contemporaneous agreement, and the previously existing employment agreement between the Executive and the Company is hereby terminated and superseded by this Agreement as of the Effective Date. The parties further intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any proceeding to vary the terms of this Agreement.

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

     20. Amendments; Waivers.  This Agreement may not be modified,
         -------------------
amended, or terminated except by an instrument in writing and signed by the Executive and the Company.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                 EXECUTIVE:


                                 --------------------------------------------
                                 STUART GULLAND


                                 --------------------------------------------
                                 Street Address


                                 --------------------------------------------
                                 City            State         Zip


                                 COMPANY:


                                 CT OPERATING PARTNERSHIP, L.P.
                                 a California limited partnership

                                 By:  CENTER TRUST,
                                      INC., a Maryland corporation

                                      By:
                                           -----------------------------------

                                      Its:
                                           ----------------------------------

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